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EXHIBIT 23.1

INDEPENDENT ACCOUNTANTS CONSENT

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 11, 2004 relating to the financial statements and financial statement schedule, which appears in Avocent Corporation's Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the references to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Birmingham, Alabama April 12, 2004

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INDEPENDENT ACCOUNTANTS CONSENT